Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the following transactions:

(1) The acquisition of Concrete Pumping Holdings (“Legacy CPH”) by Concrete Pumping Holdings Acquisition Corp., a subsidiary of Industrea Acquisition Corporation (“Industrea”), which was consummated on December 6, 2018, otherwise known as the “Business Combination”.

(2) The planned acquisition of ASC Equipment, LP, Capital Pumping, LP and MC Services, LLC, which form what is known as the “Capital Companies”, by Concrete Pumping Holdings, Inc. (“CPH” or the “Company”) as described in the Interest Purchase Agreement entered into by and among CPH, Brundage-Bone, CPHA LLC and the Capital Companies and their owners, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, (i) Brundage-Bone will purchase all of the outstanding (x) limited partnership interests in Capital Pumping and ASC from A. Crawford and (y) limited liability company interests in MCS from M. Crawford, and (ii) CPHA LLC will purchase all of the general partnership interests in Capital Pumping and ASC from CR LLC and CTCS, respectively, otherwise known as the “Capital Acquisition.” The Capital Companies are all held under common control and as such, the Capital Companies are also collectively referred to in this section as “Capital Pumping” or “Capital.” The Capital Acquisition has not yet been consummated and as such is still subject to termination by either party. The Company plans to pay consideration of $129.2 million, in cash, as consideration for the Capital Acquisition. The aforementioned consideration is anticipated to be financed through proceeds raised from the issuance of and sale of equity securities in this offering and additional term loans under the Company’s Term Loan Agreement. Both sources of financing are subject to market conditions and other factors which could cause the terms, structure or nature of such financing to change materially.

(3) On April 1, 2019, the Company announced the commencement of an offer (“the Offer”, or “Warrant Exchange”) to each holder of (x) the Company’s publicly traded warrants (the “public warrants”) to purchase common stock, par value $0.0001 per share, of the Company (“common stock”) and (y) the warrants to purchase common stock issued in a private placement that closed concurrently with the closing of Industrea Acquisition Corp.’s initial public offering on August 1, 2017 (the “private placement warrants” and together with the public warrants, the “warrants”) the opportunity to receive 0.2105 shares of common stock in exchange for each outstanding public warrant tendered and 0.1538 shares of common stock in exchange for each outstanding private placement warrant tendered pursuant to the Offer. Concurrently with the Offer, the Company also solicited consents from public warrant holders to amend the warrant agreement to permit the Company to require that each warrant that is outstanding upon the closing of the Offer be converted into 0.1895 shares of common stock. On April 26, 2019, the tender period on the Offer closed resulting in the exchange of 9,982,123 public warrants for 2,101,213 shares of common stock and the exchange of 11,100,000 private placement warrants for 1,707,175 shares of common stock. Because consents were not received from holders of more than 65% of the public warrants, the Warrant Agreement amendment was not approved and the Warrant Agreement will remain unchanged. The results of the exchange have been presented in a separate column within these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements give effect to the Capital Acquisition under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Capital Acquisition will be accounted for as an acquisition of Capital Pumping (the accounting acquiree) by CPH (the accounting acquirer) since CPH will upon the consummation of the Capital Acquisition assume control of Capital Pumping. The Company has reflected the historical operations for Capital Pumping, LP, ASC Equipment LP, and MC Services, LLC as a single business acquisition within the pro forma financial statements as the entities are all held under common control and are therefore considered to be related businesses.

The Interest Purchase Agreement for the Capital Companies is designed whereby only specific assets of the acquisition target company are acquired while indemnifying the Company from the liabilities and potential future claims made against the acquisition target company.  In the Capital Acquisition, the Company will acquire all of the plant, property and equipment of Capital Pumping while not acquiring any other assets or assuming any other liabilities of the aforementioned. Additionally, CPH will obtain the workforce of Capital Pumping and these employees will continue in the employ of CPH. Further, the Interest Purchase Agreement structure facilitates the complete purchase of the limited partnership and company interests by CPH and after the consummation of the transaction CPH will own Capital Pumping outright. For the purposes of the unaudited pro forma condensed combined financial statements, pro forma adjustments will be made to eliminate all balance sheet amounts contained on the unaudited pro forma balance sheet, with the exception of Plant, Property and Equipment, of Capital Pumping in line with the framework of the Interest Purchase Agreement.

The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and Capital Acquisition, the related planned debt financing, an additional amount of indebtedness and this offering, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company.

The unaudited pro forma condensed combined balance sheet is based on the historical unaudited consolidated balance sheet of CPH as of January 31, 2019 and the combined unaudited condensed balance sheets of Capital Pumping, LP (ASC Equipment, LP is consolidated by Capital Pumping, LP and thus its financial statement results were subject to review as part of the review of Capital Pumping, LP) and MC Services, LLC (presented in the column in the tables below as “Capital Pumping”) as of March 31, 2019 and has been prepared to reflect the Warrant Exchange, the Business Combination, the Capital Acquisition, the planned debt financing,  an additional amount of indebtedness and this offering as if they occurred on January 31, 2019. Financial statements for Capital Pumping, LP and MC Services, LLC are contained elsewhere within this prospectus.

The unaudited pro forma condensed combined statement of operations for the twelve months ended October 31, 2018 combines the historical results of operations of CPH and the combined historical results of operations for the Capital Companies for the periods described below, giving effect to the Warrant Exchange, the Business Combination, the Capital Acquisition, the planned debt financing, an additional amount of indebtedness and this offering as if they occurred on November 1, 2017.

The unaudited pro forma condensed combined statement of operations for the three months ended January 31, 2019 combines the historical results of CPH and the combined historical results of the Capital Companies for the periods described below giving effect to the Warrant Exchange, the Business Combination, the Capital Acquisition, the proposed debt financing and this offering as if they occurred on November 1, 2017.

The unaudited pro forma condensed combined statement of operations information for the twelve months ended October 31, 2018 was derived from CPH’s audited consolidated statement of operations for the twelve months ended October 31, 2018 and the combined audited statements of operations for the twelve months ended December 31, 2018 for the Capital Companies.

The unaudited pro forma condensed combined statement of operations information for the three months ended January 31, 2019 was derived from CPH’s unaudited consolidated statement of operations for the Predecessor period from November 1, 2018 to December 5, 2018 and the Successor period from December 6, 2018 to January 31, 2019 and the combined unaudited statements of operations for the three months ended March 31, 2019 for the Capital Companies. The unaudited pro forma condensed combined balance sheet information as of January 31, 2019 was derived from CPH’s consolidated unaudited balance sheet as of January 31, 2019 and the combined unaudited balance sheets of the Capital Companies as of March 31, 2019. Such unaudited financial information has been prepared on a basis consistent with the audited financial statements of CPH and the Capital Companies, respectively, each of which is included in this prospectus. See Note 2, Basis of the Pro Forma Presentation for further discussion regarding combining entities with differing fiscal years.

As CPH was acquired by Industrea on December 6, 2018, the Company’s financial statements present both Predecessor and Successor periods. Predecessor periods are defined as those periods that occurred before the Business Combination on December 6, 2018. Successor periods are defined as those periods beginning on or after December 6, 2018.  In order to drive comparability within comparison periods, the financial results of CPH, where appropriate, have been affected by the Industrea acquisition for the Predecessor periods under consideration for this pro forma. The Predecessor periods contained within this set of unaudited pro forma condensed financial statements are the period from November 1, 2018 to December 5, 2018. The unaudited pro forma condensed combined statements of operations for the three-month period ended January 31, 2019 combines the historical results of CPH for the Predecessor and Successor periods described above, after affecting the Predecessor period for the Business Combination, and Capital Companies historical results of operations for the three months ended March 31, 2019.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Capital Acquisition, the planned debt financing, an additional amount of indebtedness and this offering been completed on the assumed date or for the periods presented, or which may be realized in the future. Further, they do not purport to indicate the results that would have been obtained by the Business Combination had been completed on the assumed date or for any of the periods presented. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of January 31, 2019
(in thousands)

	Concrete Pumping Holdings, Inc. (Successor)	Capital Pumping	Pro Forma Adjustments		Pro Forma - Business Combination & Capital Acquisition	Pro Forma Adjustments - Warrant Exchange		Pro Forma - Warrant Exchange

ASSETS
Current Assets
Cash and cash equivalents	$4,767	$6,690	$137,900	[3A]	$6,853	-		$6,853
			(6,614)	[3B]	-	-		-
			(129,200)	[3C]	-	-		-
			(6,690)	[3G]	-	-		-
Accounts receivable, net	34,991	6,163	(6,163)	[3G]	34,991	-		34,991
Inventory	3,931	-	-		3,931	-		3,931
Prepaid expenses and other current assets	7,784	109	(109)	[3G]	7,784	-		7,784
Total current assets	51,473	12,962	(10,876)		53,559	-		53,559
Property and equipment, net	228,140	39,567	17,431	[3D]	285,138	-		285,138
Other intangible assets, net	215,828	-	45,000	[3E]	260,828	-		260,828
Goodwill	238,811	-	27,202	[3F]	266,013	-		266,013
Other assets	1,196	-	-		1,196	-		1,196
TOTAL ASSETS	$735,448	$52,529	$78,757		$866,734	$-		$866,734

LIABILITIES AND STOCKHOLDERS’ EQUITY AND PARTNERS CAPITAL

Current liabilities
Current portion of capital lease obligations	$86	-	-		86	-		86
Revolving loans and current maturities of long term debt	35,117	6,389	3,000	[3H]	52,506	-		52,506
			8,000	[3L]	-	-		-
			(6,389)	[3G]	(6,389)	-		(6,389)
Accounts payable & other current liabilities	31,588	1,246	(1,246)	[3G]	31,588	-		31,588
Total current liabilities	66,791	7,635	3,365		77,791	-		77,791
Capital lease obligations, less current portion	546	-	-		546	-		546
Long-term debt, net of debt issuance costs	319,979	8,971	53,400	[3H]	382,350	-		382,350
			(8,971)	[3G]	(8,971)	-		(8,971)
Deferred income taxes	76,519	-	-		76,519	-		76,519
Other liabilities	-	-	-		-	-		-
Total liabilities	463,835	16,606	47,794		528,235	-		528,235

Redeemable convertible preferred stock	25,000	-	-		25,000	-		25,000

Stockholders’ Equity
Common Stock	3		2	[3I]	5	-		5
Additional paid-in-capital	261,808	-	69,294	[3I]	331,102	1,500	[3K]	332,602
Retained earnings (accumulated deficit)	(14,641)	-	(2,410)	[3B]	(17,051)	(1,500)	[3K]	(18,551)
Partners' Capital	-	35,923	(35,923)	[3J]	-	-		-
Accumulated other comprehensive income	(557)	-	-		(557)	-		(557)
Total stockholders’ equity and partners capital	246,613	35,923	30,963		313,499	-		313,499
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY AND PARTNERS' CAPITAL	$735,448	$52,529	$78,757		$866,734	$-		$866,734

See accompanying notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended October 31, 2018
(in thousands, except per share information)

	Concrete Pumping Holdings, Inc. (Predecessor)	Pro Forma Adjustments - Business Combination		Concrete Pumping Holdings, Inc. Pro Forma Combined	Capital Pumping	Pro Forma Adjustments - Capital Acquisition		Pro Forma - Business Combination & Capital Acquisition	Pro Forma Adjustments - Warrant Exchange		Pro Forma - Warrant Exchange

Revenue	$243,223	$-		$243,223	$49,530	$-		$292,753	-		$292,753
Cost of operations	136,877	1,212	[4A]	138,089	29,027	(5,745)	[4H]	161,371	-		161,371
Gross profit	106,346	(1,212)		105,134	20,503	5,745		131,382	-		131,382
Selling, general and administrative expenses	58,789	37	[4A]	79,678	5,694	(178)	[4H]	91,360	-		91,360
	-	20,852	[4B]	-	-	6,166	[4I]	-	-		-
Transaction Costs	7,590	(6,450)	[4G]	1,140	-	-		1,140	-		1,140
Operating (loss) profit	39,967	(15,651)		24,316	14,809	(243)		38,882	-		38,882
Interest expense	(21,425)	(10,646)	[4D]	(34,441)	(589)	(5,390)	[4J]	(40,955)	-		(40,955)
						(520)	[4P]
	-	(2,370)	[4C]	-	-	(604)	[4K]	-	-		-
	-	-		-		589	[4J]	-	-		-
Other income (expense), net	55	-		55	27	-		82	-		82
Income (loss) before income taxes	18,597	(28,667)		(10,070)	14,247	(6,168)		(1,991)	-		(1,991)
Income tax (expense) benefit	9,784	6,908	[4E]	16,692	-	(2,015)	[4L]	14,677	-		14,677
Net income (loss)	$28,381	$(21,759)		$6,622	$14,247	$(8,183)		$12,686	$-		$12,686
Dividends on redeemable convertible preferred stock	(1,428)	1,428	[4F], [4M]	(1,807)	-	-		(1,807)	-		(1,807)
	-	(1,807)		-	-	-		-	-		-
Undistributed earnings allocated to preferred shares	(6,365)	6,365	[4F]	-	-	-		-	-		-
Net income (loss) available to common stockholders	$20,588	$(15,773)		$4,815	$14,247	$(8,183)		$10,879	$-		$10,879

Weighted average shares outstanding
Basic	7,576	-		28,848	-	16,000	[4N]	44,848	3,808	[4O]	48,656
Diluted	8,326	-		31,215	-	16,000	[4N]	47,215	3,808	[4O]	51,203

Earnings per share available to common stockholders
Basic	$2.72	-		$0.17	-	-		$0.24	-		$0.22
Diluted	$2.47	-		$0.15	-	-		$0.23	-		$0.21

See accompanying notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended January 31, 2019
(in thousands, except per share information)

	Concrete Pumping Holdings, Inc. (Predecessor)	Pro Forma Adjustments - Business Combination		Concrete Pumping Holdings, Inc. (Successor)	Concrete Pumping Holdings, Inc. Pro Forma Total	Capital Pumping	Pro Forma Adjustments - Capital Acquisition		Pro Forma - Business Combination & Capital Acquisition	Pro Forma Adjustments - Warrant Exchange		Pro Forma - Warrant Exchange

Revenue	$24,396	$-		$33,970	$58,366	$13,993	$-		$72,359	$-		$72,359
Cost of operations	14,027	116	[5A]	21,103	35,246	7,773	(1,479)	[5H]	41,540	-		41,540
Gross profit	10,369	(116)		12,867	23,120	6,220	1,479		30,819	-		30,819
Selling, general and administrative expenses	4,936	4	[5A]	13,681	20,963	1,902	(46)	[5H]	24,360	-		24,360
	-	2,342	[5B]	-	-	-	1,541	[5I]	-	-		-
Transaction Costs	14,167	(14,167)	[5O]	-	-	-	-		-	-		-
Operating (loss) profit	(8,734)	11,705		(814)	2,157	4,318	(16)		6,459	-		6,459
Interest expense	(1,644)	(1,697)	[5D]	(5,592)	(9,079)	(134)	(1,214)	[5J]	(10,711)	-		(10,711)
							(130)	[5Q]
		(146)	[5C]	-	-	-	(154)	[5K]	-	-		-
Loss on extinguishment	(16,395)	-		-	(16,395)	-	-		(16,395)	-		(16,395)
Other income (expense), net	6	-		11	17	-	-		17	-		17
Income (loss) before income taxes	(26,767)	9,862		(6,395)	(23,300)	4,184	(1,514)		(20,630)	-		(20,630)
Income tax (expense) benefit	4,192	(1,065)	[5E]	2,765	5,892	-	(1,707)	[5L]	4,185	-		4,185
Net income (loss)	$(22,575)	$8,797		$(3,630)	$(17,408)	$4,184	$(3,221)		$(16,445)	$-		$(16,445)
Dividends on redeemable convertible preferred stock	(126)	126	[5F], [5M]	(269)	(269)	-	(175)	[5M]	(444)	-		(444)
Net income (loss) available to common stockholders	$(22,701)	$8,923		$(3,899)	$(17,677)	$4,184	$(3,396)		$(16,889)	$-		$(16,889)

Weighted average shares outstanding
Basic	7,576	-		28,848	28,848	-	16,000	[5N]	44,848	3,808	[5P]	48,656
Diluted	7,576	-		28,848	28,848	-	16,000	[5N]	44,848	3,808	[5P]	48,656

Earnings per share available to common stockholders
Basic	$(3.00)	-		$(0.14)	$(0.61)	-	-		$(0.38)	-		$(0.35)
Diluted	$(3.00)	-		$(0.14)	$(0.61)	-	-		$(0.38)	-		$(0.35)

See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Transaction

For a description of the terms of the Capital Acquisition, the Offer and related documents, see the section entitled “Business of CPH and Certain Information about CPH—Business Overview and History—Recent Developments” in this prospectus.

Note 2 — Basis of the Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on CPH and Capital Pumping’s historical consolidated financial statements as adjusted to give effect to the Warrant Exchange, the Capital Acquisition and the Business Combination and any other consideration necessary to finance both business combinations. Prior to the planned Capital Acquisition, CPH and Capital Pumping had differing fiscal year ends, October 31st and December 31st, respectively. The information contained within the unaudited pro forma condensed combined statement of operations and condensed combined balance sheet for Capital Pumping will be presented for the corresponding previous period relative to the period presented for CPH in accordance with SEC Regulation S-X Article 11-02(c).

The unaudited pro forma condensed combined balance sheet as of January 31, 2019 is based on the historical unaudited consolidated balance sheet of CPH as of January 31, 2019 and the combined unaudited condensed balance sheets of the Capital Companies as of March 31, 2019 and has been prepared to reflect the Warrant Exchange, the Business Combination, the Capital Acquisition, the planned debt financing, an additional amount of indebtedness and this offering as if they occurred on January 31, 2019. The unaudited pro forma condensed combined statement of operations for the twelve months ended October 31, 2018 combines the historical results of operations of CPH and the combined historical results of operations for the Capital Companies for the periods described below, giving effect to the Warrant Exchange, the Business Combination, the Capital Acquisition, the planned debt financing, an additional amount of indebtedness and this offering as if they occurred on November 1, 2017. The unaudited pro forma condensed combined statement of operations for the three months ended January 31, 2019 combines the historical results of CPH and the combined historical results of the Capital Companies for the periods described below giving effect to the Warrant Exchange, the Business Combination, the Capital Acquisition, the proposed debt financing and this offering as if they occurred on November 1, 2017.

The Business Combination was and the Capital Acquisition will be accounted for as business combinations under the scope of the FASB ASC 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of CPH and Capital Pumping. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement.”

CPH is the accounting acquirer for the Capital Acquisition based on the evaluation of the following considerations:

●

CPH will pay cash through proceeds from this offering, planned additional debt financing and an additional amount of indebtedness representing the totality of the consideration paid for the Capital Acquisition;

●	The existing stockholders of CPH will obtain control over Capital Pumping and the former owners of Capital Pumping will no longer be involved in any capacity.

Under the acquisition method, the acquisition-date fair value of the consideration paid by CPH to effect the Capital Acquisition is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 3 below. Management of Concrete Pumping Holdings, Inc. has made significant estimates and assumptions in determining the preliminary allocation of the consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Unless indicated otherwise, all amounts presented in the unaudited pro forma condensed combined financial information section are in thousands, except per share information.

Lastly, the significant accounting policies of CPH and Capital Pumping are aligned and are not expected to require any adjustments to be made upon consummation of the Capital Acquisition in order to create the significant accounting policies of the post-consummation entity.

Note 3 — Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

CPH will acquire Capital Pumping for consideration of approximately $129.2 million and is subject to adjustment given that the Capital Acquisition has not yet been fully consummated. CPH plans to finance the acquisition with debt financing of $60.0 million, before original issue discount of $2.1 million, proceeds from this offering of approximately $72.0 million, without giving effect to underwriting expenses which will be netted against the aforementioned proceeds from this offering and before any exercise of the underwriters’ option to purchase additional shares and an additional amount of indebtedness of approximately $8.0 million through a draw on the Company's ABL Credit Agreement, assuming no exercise of the underwriters’ option to purchase additional shares, the net proceeds of which would be used to reduce the revolver balance. For the purposes of these unaudited pro forma condensed combined financial statements, the Company has assumed that the additional debt financing will be at terms identical to those it received for additional borrowings under its Term Loan Agreement. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired, specifically, plant, property and equipment of Capital Pumping based on management’s best estimates of the expected fair values of plant, property and equipment, identified intangibles and goodwill. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes as the Capital Acquisition has not been consummated and further the Company intends to finance the Capital Acquisition with a combination of proceeds from this offering and additional borrowings under its Term Loan Agreement. The Company entered into an Amended and Restated Amendment No. 1 to Term Loan Agreement on May 10, 2019 in order to obtain the aforementioned debt financing. The proposed financing is subject to market conditions and other factors which could cause the terms, structure or nature of such financing to change.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary. An independent third-party valuation firm assisted management in performing a preliminary valuation. The preliminary allocation of the purchase consideration to property and equipment was based on the fair value of such assets determined using an internal valuation process to determine through appraisal the fair value for all such assets.

Goodwill represents the excess fair value of the Capital Acquisition consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive industry expertise that has been established by Capital Pumping.

No portion of the purchase price is contingent on future events occurring or other conditions being met.

The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the determination of the final aggregate consideration paid in connection with the Capital Acquisition as a result of all adjustments set forth in the Interest Purchase Agreement and the final evaluation of Capital Pumping’s tangible and identifiable intangible assets acquired and if the Interest Purchase Agreement changes in such a way as to introduce liabilities to be assumed by CPH. Such final adjustments, including increases or decreases to depreciation or amortization resulting from the allocation of purchase price to depreciable property, plant and equipment, deferred taxes and amortizable intangible assets, respectively, may be material. The final allocation is expected to be completed no later than one year from the consummation of the Capital Acquisition, which has yet to occur and is expected to close during the week of May 13, 2019 following the closing of this offering.

The preliminary consideration and allocation of the purchase price to the fair value of CPH’s assets acquired and liabilities assumed as if the acquisition date was January 31, 2019 is presented as follows (in thousands):

Calculation of consideration	Rounded (000s)

Additional borrowings on (1) term loan facility, net of original issue discount and (2) revolving credit facility	$65,900
Issuance of common stock in this offering	72,000
Total	137,900
Less: Buyer transaction expense and cash on the balance sheet	(8,700)
Total purchase price	129,200

Recognized amounts of identifiable assets acquired and liabilities assumed

Other intangible assets	45,000
Property and equipment	56,998
Total net assets acquired	101,998
Goodwill	$27,202

(3A) Represents total cash raised by the Company through the planned and expected debt financing and this offering to facilitate the Capital Acquisition. Total cash consideration raised consists of a planned draw on the Company’s existing Term Loan Agreement for $57.9 million, net of original issue discount of $2.1 million, a $72.0 million issuance of common stock and additional indebtedness of approximately $8.0 million. The additional indebtedness of $8.0 million will come from a draw on the Company’s revolving credit facility, assuming no exercise of the underwriters’ option to purchase additional shares, the net proceeds of which would be used to reduce the revolver balance. The proposed offering amount of $72.0 million represents the issuance of 16.0 million shares at an issuance price of $4.50.

(3B) Represents the estimated amount of transaction costs to be paid by the Company of $6.6 million. This amount is comprised of the following $2.4 million of estimated professional services, $2.7 million of estimated equity issuance underwriting costs and $1.5 million of estimated debt financing costs.

(3C) Represents the expected cash purchase price of Capital Pumping. As described in (3A), the Company expects to purchase a 100% controlling interest in Capital Pumping through an equity raise of $72.0 million of common shares, a draw on the Company’s Term Loan Agreement for $57.9 million, net of original issue discount, additional indebtedness of approximately $8.0 million from a draw on the Company’s revolving credit facility, assuming no exercise of the underwriters’ option to purchase additional shares, the net proceeds of which would be used to reduce the revolver balance.

(3D) Represents the write-up of acquired property, plant and equipment by $17.4 million to their estimated fair value of $57.0 million. See Note 3 regarding the Capital Acquisition for additional details as to how the Company performed a fair value analysis related to the acquired property, plant and equipment.

(3E) Represents the identification of intangible assets at their estimated fair value of $45.0 million. The Company identified two intangible assets as a result of the Capital Acquisition, an indefinite-lived trade name with an estimated fair value of $5.5 million related to Capital Pumping and a finite-lived customer list intangible with an estimated fair value of $39.5 million. The estimated fair value of the trade name was derived using the relief-from-royalty-method whereas customer relationships were valued using the multi-period excess earnings method.  As the trade name has been determined to be an indefinite-lived asset, this asset will not be amortized but rather will be evaluated for impairment, similar to goodwill, in line with the applicable guidance at ASC 350, “Intangibles”. The customer list will be amortized in line with the Company’s current accounting policy which is to amortize customer lists on an accelerated basis using the free cash flow method. See Note 3 regarding the Capital Transaction for additional details as to how the Company performed a fair value analysis related to the acquired property, plant and equipment.

(3F) Represents the residual goodwill adjustment of approximately $27.2 million representing the excess of the total purchase consideration over the fair value of the identifiable assets acquired in the Capital Acquisition as described in Note 3.

(3G) The Company has structured the acquisition of Capital Pumping as a synthetic asset purchase, wherein the Company indemnifies itself from any exposure to future liabilities or claims to those liabilities while also not taking possession to a number of the assets of Capital Pumping other than those expressly identified within the Purchase Agreement. The Purchase Agreement is structured such that the Company only acquires the property, plant and equipment of Capital Pumping as well as the rights to the associated tradenames and other intellectual property associated with Capital Pumping. As such, the pro forma has been affected such that only the property, plant and equipment of Capital Pumping is assumed by the Company and thus pro forma adjustments have been made to eliminate the assets and liabilities not acquired or assumed, respectively.

(3H) Represents the issuance of $60.0 million of debt financing from the existing Term Loan, net of $1.5 million of debt financing costs and $2.1 million of original issue discount and reflective of a reclassification of payments of $3.0 million due within the next 12 months to current liabilities. The Term Loan Agreement signed as part of the Business Combination allows the Company to raise incremental facilities on the Term Loan Agreement in separate tranches with similar terms to the initial term loan. In order to facilitate this incremental borrowing, the Company entered into an Amended and Restated Amendment No. 1 to the Term Loan Agreement on May 10, 2019.  The Term Loan Agreement has a seven-year term, will mature in 2025, and is repayable in equal quarterly installments in aggregate annual amounts equal to 5.00% per annum of the original principal amount of the amount outstanding on the Term Loan Agreement, with the balance payable on the maturity date of the Term Loan Agreement.

(3I) Represents $72.0 million of proceeds from this offering to facilitate the Capital Acquisition. The offering amount of represents the issuance of 16.0 million shares at an issuance price of $4.50 per share. The $72.0 million of proceeds is expected to be offset by $2.7 million in underwriting expenses consistent with the treatment of such fees under ASC 505, Equity.

(3J) Represents the elimination of Capital Pumping’s equity balances as a result of the Capital Acquisition.

(3K) Represents the difference in fair value between the common stock issued and the warrants exchanged as part of the Warrant Exchange as if the transaction had occurred on January 31, 2019. On April 26, 2019, the exchange offer expired resulting in the exchange of 9,982,123 public warrants and 11,100,000 private placement warrants for 2,101,213 and 1,707,175 shares of common stock, respectively. As part of the expiration of the exchange offer period, management has determined that the fair value of the Company’s common stock on April 26, 2019 is greater than the fair value of the warrants exchanged as of the aforementioned date and thus an incentive is considered to be present in addition to the exchange of shares. As such, a pro forma adjustment for the difference in fair value between the warrants and common shares has been recorded between Retained Earnings and Additional Paid-In Capital consistent with the treatment of this fair value difference as a non-cash dividend. The Company’s outstanding warrants are currently traded in the over-the-counter market under the ticker “BBCPW.”  The closing price of the warrants as of April 26, 2019 has been used to reflect the fair value of the warrants immediately before the exchange.

(3L) Represents an additional amount of indebtedness of $8.0 million obtained from an expected draw on the Company’s revolving credit facility. There are no issuance costs for draws made by the Company on its revolving credit facility. The underwriters have been granted an option to purchase up to an additional 2.4 million shares of common stock at the public offering price, less underwriting discounts, within 30 days of the date of this prospectus. If the underwriters were to exercise their option to purchase additional shares, within the aforementioned time frame, the Company would expect to receive an additional $10.8 million of cash, before the effects of underwriting discounts. The Company would utilize any proceeds from the exercise of the option to purchase additional shares to reduce the balance under the revolving credit facility commensurately.

Note 4 — Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

 The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the twelve months ended October 31, 2018 are as follows:

(4A) Represents the incremental adjustment to record pro forma depreciation expense on the portion of the purchase price allocated to property, plant and equipment for the twelve months ended October 31, 2018 attributable to the Business Combination. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 3 to 15 years and taking into consideration the fixed assets’ reported ages. The vast majority of property, plant and equipment is attributable to machinery.

(4B) Represents the incremental adjustment to record pro forma amortization expense on an accelerated basis using the free cash flow method on the portion of the purchase price allocated to identifiable intangible assets, such as trademarks and customer relationships, for the twelve months ended October 31, 2018 attributable to the Business Combination. The estimated remaining useful lives of the identified intangibles were determined based on the projected economic benefits associated with each of the identified intangible assets and was determined to be a 15-year preliminary estimated useful life for customer relationships. The following table summarizes the amortization of the identified intangible assets:

Amortization
(in Millions)
Year 1	$28,756
Year 2	25,940
Year 3	20,973
Year 4	16,866
Year 5	13,370
Thereafter	62,794
Total	$168,699

(4C) Represents the amortization expense of the new debt facilities financing costs of the Company in connection with the Business Combination. Debt facilities financing costs are amortized using the effective interest method. As part of the Business Combination, a Term Loan in the amount of $357.0 million was issued. The new term loan has a seven year term and will expire in December 2025. Commencing on the last day of the first full fiscal quarter ended after the closing date of the facility, the new Term Loan shall be repayable in equal quarterly installments in aggregate annual amounts equal to 5.00% per annum of the original principal amount of the new Term Loans, with the balance payable on the maturity date of the new Term Loan. In conjunction with the issuance of the Term Loan, $19.2 million of deferred financing costs were incurred.

(4D) Represents the net increase to interest expense to a total interest expense of $32.1 million for the twelve months ended October 31, 2018 resulting from interest on the Term Loan Agreement to finance the Business Combination. The interest rate associated with the Term Loan Agreement is LIBOR plus 6.0%. As interest rates in future periods could vary from those depicted in the transaction, it was determined that a 1/8% variance in interest rates would result in a $0.4 million difference in interest expense. Please see (4C) for additional detail regarding the Term Loan issuance.

(4E) Represents the income tax effect of the pro forma adjustments related to the Business Combination calculated using the statutory U.K. tax rate of 19% and the blended U.S. statutory tax rate of the subsidiaries impacted by the adjustments.  The blended U.S. subsidiary rates range from 23.9% to 24.7% for the year ended October 31, 2018. The income tax effects of the Tax Cuts and Jobs Act (TCJA), which was enacted in the United States on December 22, 2017, are presented as recorded by the separate companies and have not been re-determined on a combined basis.

(4F) Represents the reversal of dividends on redeemable convertible preferred stock and undistributed earnings allocated to preferred shares as these amounts are related to the capital structure of Legacy CPH before the Business Combination, specifically the preferred shares issued by Legacy CPH previously.

(4G) Represents the elimination of nonrecurring transaction costs incurred during the twelve-month period ended October 31, 2018 of $6.5 million that are directly related to the Business Combination.

(4H) Represents the adjustment to pro forma depreciation expense on the portion of the purchase price allocated to property, plant and equipment for the twelve months ended October 31, 2018 attributable to the Capital Acquisition. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 3 to 20 years and taking into consideration the fixed assets’ reported ages. The vast majority of property, plant and equipment is attributable to machinery, specifically concrete pumping assets which have useful lives ranging from 12 – 20 years.

(4I) Represents the incremental adjustment to record pro forma amortization expense on an accelerated basis using the free cash flow method on the portion of the purchase price allocated to identifiable intangible assets such as tradenames and customer relationships, for the twelve months ended October 31, 2018 attributable to the Capital Acquisition. The estimated remaining useful lives of the identified intangibles were determined based on the projected economic benefits associated with each of the identified intangible assets and was determined to be a 15-year preliminary estimated useful life for customer relationships. Tradenames have been assigned an indefinite useful life and as such are not amortized and thus no amortization expense attributable to tradenames is included in this pro forma adjustment. The following table summarizes the amortization of the identified intangible assets:

Amortization
(in Millions)
Year 1	$6,166
Year 2	8,315
Year 3	6,061
Year 4	4,504
Year 5	3,335
Thereafter	11,119
Total	$39,500

(4J) Represents the net increase to interest expense for the twelve months ended October 31, 2018 resulting from total interest on all amounts outstanding on the Term Loan Agreement, including the additional $60.0 million in debt financing to finance the Capital Acquisition. The interest rate associated with the Term Loan Agreement is LIBOR plus 6.0%. As interest rates in future periods could vary from those depicted in the transaction, it was determined that a 1/8% variance in interest rates would result in an immaterial difference in interest expense. Additionally, a pro forma adjustment for the reversal of $0.6 million of interest expense on indebtedness incurred by Capital Pumping has been made as that indebtedness will not be assumed by CPH as part of the Capital Acquisition.

(4K) Represents the amortization expense of the new debt facilities financing costs and original issue discount in connection with the Capital Acquisition. Amortization expense was determined using the effective interest method.

(4L) Represents the income tax effect of the pro forma adjustments related to the Capital Acquisition calculated using the blended U.S. statutory tax rate of 24.9% for the year ended October 31, 2018.

(4M) The Company issued 2.5 million shares of Series A Zero-Dividend Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) for $25.0 million concurrently with the Business Combination. The Series A Preferred Stock will not pay dividends and will be convertible into shares of the Company common stock at a 1:1 ratio (subject to customary adjustments) at any time following six months after the Closing. The Company will have the right to elect to redeem all or a portion of the Series A Preferred Stock at its election after four years for cash at a redemption price equal to the amount of the principal investment plus an additional cumulative amount that will accrue at an annual rate of 7.0% thereon.

(4N) As the Business Combination and Capital Acquisition are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination and Capital Acquisition have been outstanding for the entire period presented. Certain of the Company’s directors and officers and significant stockholders, and certain other investors identified by them, have agreed to purchase an aggregate of 4.0 million shares of common stock from the underwriters in this offering and are contained within "Common shares issued in this offering" below.

The following presents the calculation of basic and diluted weighted average common shares outstanding.

Year Ended October 31, 2018
Weighted average shares calculation, basic
Weighted average public shares outstanding	662,678
Argand Partners, LP rights converted to shares	5,750,000
CPH Management (rollover)	2,942,048
BBCP Investors, LLC (rollover)	11,005,275
Shares issued to PIPE investors	1,906,318
Argand Partners, LP shares issued in Business Combination	6,581,388
Common shares issued in this offering	16,000,000
Weighted average shares outstanding	44,847,707

Year Ended October 31, 2018
Weighted average shares calculation, diluted
Weighted average public shares outstanding	662,678
Argand Partners, LP rights converted to shares	5,750,000
CPH Management (rollover)	2,942,048
BBCP Investors, LLC (rollover)	11,005,275
Shares issued to PIPE investors	1,906,318
Argand Partners, LP shares issued in Business Combination	6,581,388
Common shares issued in this offering	16,000,000
Incentive stock options	2,367,334
Weighted average shares outstanding	47,215,041

(4O)  As the Warrant Exchange is reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Warrant Exchange have been outstanding for the entire period presented. On April 1, 2019, the Company offered the holders of a total of 34.1 million warrants, representing 23.0 million public warrants and 11.1 million private placement warrants outstanding as of the aforementioned date the opportunity to exchange such warrants and receive 0.2105 shares of common stock in exchange for each outstanding public warrant tendered and 0.1538 shares of common stock in exchange for each outstanding private placement warrant tendered. The Warrant Exchange expired April 26, 2019, resulting in the exchange of 9,982,123 public warrants and 11,100,000 private placement warrants for 2,101,213 and 1,707,175 shares of common stock, respectively. Certain of the Company’s directors and officers and significant stockholders, and certain other investors identified by them, have agreed to purchase an aggregate of 4.0 million shares of common stock from the underwriters in this offering and are contained within "Common shares issued in this offering" below.

The following presents the calculation of basic and diluted weighted average common shares outstanding.

Year Ended October 31, 2018
Weighted average shares calculation, basic
Weighted average public shares outstanding	662,678
Argand Partners, LP rights converted to shares	5,750,000
CPH Management (rollover)	2,942,048
BBCP Investors, LLC (rollover)	11,005,275
Shares issued to PIPE investors	1,906,318
Argand Partners, LP shares issued in Business Combination	6,581,388
Common shares issued in this offering	16,000,000
Warrants converted to common shares	3,808,388
Weighted average shares outstanding	48,656,095

Weighted average shares calculation, diluted
Weighted average public shares outstanding	662,678
Argand Partners, LP rights converted to shares	5,750,000
CPH Management (rollover)	2,942,048
BBCP Investors, LLC (rollover)	11,005,275
Shares issued to PIPE investors	1,906,318
Argand Partners, LP shares issued in Business Combination	6,581,388
Common shares issued in this offering	16,000,000
Incentive stock options	2,367,334
Warrants converted to common shares	3,808,388
Weighted average shares outstanding	51,023,429

(4P) Represents the net increase to interest expense for the twelve months ended October 31, 2018 expected from an amount of additional indebtedness of approximately $8.0 million to be obtained from a draw on the Company’s revolving credit facility, as described at (3L), at an interest rate of 6.5%. As interest rates in future periods could vary from those depicted in the transaction, it was determined that a 1/8% variance in interest rates would result in an immaterial difference in interest expense. Per the terms of the revolving credit facility there will not be any issuance costs associated with the draw on the revolving credit facility.

Note 5 — Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended January 31, 2019 are as follows:

(5A) Represents the incremental adjustment to record pro forma depreciation expense on the portion of the purchase price allocated to property, plant and equipment for the three months ended January 31, 2019 attributable to the Business Combination. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 3 to 15 years and taking into consideration the fixed assets’ reported ages. The vast majority of property, plant and equipment is attributable to machinery.

(5B) Represents the incremental adjustment to record pro forma amortization expense on an accelerated basis using the free cash flow method on the portion of the purchase price allocated to identifiable intangible assets such as trademarks and customer relationships, for the three months ended January 31, 2019 attributable to the Business Combination. The estimated remaining useful lives of the identified intangibles were determined based on the projected economic benefits associated with each of the identified intangible assets and was determined to be a 15-year preliminary estimated useful life for trademarks and customer relationships. Please see (4B) for a table that summarizes the amortization of the identified intangible assets discussed herein.

(5C) Represents the amortization expense of the new debt facilities financing costs of CPH in connection with the Business Combination. Amortization expense was determined using the effective interest method.

(5D) Represents the net increase to interest expense to a total interest expense of $8.9 million for the three months ended January 31, 2019 resulting from interest on the Term Loan Agreement to finance the Business Combination. The interest rate associated with the Term Loan Agreement is LIBOR plus 6.0%. As interest rates in future periods could vary from those depicted in the transaction, it was determined that a 1/8% variance in interest rates would result in a $0.1 million dsifference in interest expense.

(5E) Represents the income tax effect of the pro forma adjustments related to the Business Combination calculated using the statutory U.K. tax of 19% and the blended U.S. statutory tax rate of the subsidiaries impacted by the adjustments. The blended U.S. subsidiary rates range from 23.9% to 24.8% for the period ended December 5, 2018.

(5F) To record the reversal of cumulative dividends and undistributed earnings allocated to Preferred Stock for the purpose of determining income (loss) attributable to common stockholders. This adjustment is to remove the equity structure of Legacy CPH presented in the Predecessor period in order to affect the Pro Forma for the new capital structure of CPH after the Business Combination.

(5H) Represents the adjustment to record pro forma depreciation expense on the portion of the purchase price allocated to property, plant and equipment for the three months ended January 31, 2019 attributable to the Capital Acquisition. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 3 to 20 years and taking into consideration the fixed assets’ reported ages. The vast majority of property, plant and equipment is attributable to machinery, specifically concrete pumping assets.

(5I) Represents the incremental adjustment to record pro forma amortization expense on an accelerated basis using the free cash flow method on the portion of the purchase price allocated to identifiable intangible assets, such as tradenames and customer relationships, for the three months ended January 31, 2019. The estimated remaining useful lives of the identified intangibles were determined based on the projected economic benefits associated with each of the identified intangible assets and was determined to be a 15-year preliminary estimated useful life for customer relationships. Tradenames have been assigned an indefinite useful life and as such are not amortized and thus no amortization expense attributable to tradenames is included in this pro forma adjustment. Please see (4I) for a table that summarizes the amortization of the identified intangible assets discussed herein.

(5J) Represents the net increase to interest expense for the three months ended January 31, 2019 resulting from interest on the Term Loan Agreement and associated addendum used to finance the Business Combination and the Capital Acquisition. The interest rate associated with the Term Loan Agreement is LIBOR plus 6.0%. As interest rates in future periods could vary from those depicted in the transaction, it was determined that a 1/8% variance in interest rates would result in an immaterial difference in interest expense. Additionally, a pro forma adjustment for the reversal of $0.1 million of interest expense on indebtedness incurred by Capital Pumping has been made as that indebtedness will not be assumed by CPH as part of the Capital Acquisition.

(5K) Represents the amortization expense of the new debt facilities financing costs and original issue discount for the additional borrowings on the Term Loan in connection with the Capital Acquisition. Amortization expense was determined using the effective interest method.

(5L) Represents the income tax effect of the pro forma adjustments related to the Capital Acquisition calculated by applying the pro forma U.S. statutory tax rate of 33.5% for the year ended October 31, 2019 to the pro forma successor period net income before tax. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(5M) To record cumulative dividends on the redeemable convertible preferred stock for the purpose of determining income (loss) attributable to common stockholders.

(5N) As the Business Combination and Capital Acquisition are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination and Capital Acquisition have been outstanding for the entire period presented. Certain of the Company’s directors and officers and significant stockholders, and certain other investors identified by them, have agreed to purchase an aggregate of 4.0 million shares of common stock from the underwriters in this offering and are contained within "Common shares issued in this offering" below.

The following presents the calculation of basic and diluted weighted average common shares outstanding.

Three Months Ended January 31, 2019
Weighted average shares calculation, basic and diluted
Weighted average public shares outstanding	662,678
Argand Partners, LP rights converted to shares	5,750,000
CPH Management (rollover)	2,942,048
BBCP Investors, LLC (rollover)	11,005,275
Shares issued to PIPE investors	1,906,318
Argand Partners, LP shares issued in Business Combination	6,581,388
Common shares issued in this offering	16,000,000
Weighted average shares outstanding	44,847,707

(5O) Represents the elimination of nonrecurring transaction costs incurred during the three-month period ended January 31, 2019 of $14.2 million that are directly related to the Business Combination.

(5P) As the Warrant Exchange is reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Warrant Exchange have been outstanding for the entire period presented. On April 1, 2019, the Company offered the holders of a total of 34.1 million warrants, representing 23.0 million public warrants and 11.1 million private placement warrants outstanding as of the aforementioned date the opportunity to exchange such warrants and receive 0.2105 shares of common stock in exchange for each outstanding public warrant tendered and 0.1538 shares of common stock in exchange for each outstanding private placement warrant tendered. The Warrant Exchange expired April 26, 2019, resulting in the exchange of 9,982,123 public warrants and 11,100,000 private placement warrants for 2,101,213 and 1,707,175 shares of common stock, respectively. Certain of the Company’s directors and officers and significant stockholders, and certain other investors identified by them, have agreed to purchase an aggregate of 4.0 million shares of common stock from the underwriters in this offering and are contained within "Common shares issued in this offering" below.

The following presents the calculation of basic and diluted weighted average common shares outstanding.

Three Months Ended January 31, 2019
Weighted average shares calculation, basic and diluted
Weighted average public shares outstanding	662,678
Argand Partners, LP rights converted to shares	5,750,000
CPH Management (rollover)	2,942,048
BBCP Investors, LLC (rollover)	11,005,275
Shares issued to PIPE investors	1,906,318
Argand Partners, LP shares issued in Business Combination	6,581,388
Common shares issued in this offering	16,000,000
Warrants converted to common shares	3,808,388
Weighted average shares outstanding	48,656,095

(5Q) Represents the net increase to interest expense for the three months ended January 31, 2019 expected from an amount of additional indebtedness of approximately $8.0 million to be obtained from a draw on the Company’s revolving credit facility, as described at (3L), at an interest rate of 6.5%. As interest rates in future periods could vary from those depicted in the transaction, it was determined that a 1/8% variance in interest rates would result in an immaterial difference in interest expense. Per the terms of the revolving credit facility there will not be any issuance costs associated with the draw on the revolving credit facility.